Exhibit 10.30

LOAN

REVISION/EXTENSION

AGREEMENT

BORROWER

3240 Whipple Blvd.

Union City, CA 94587

(Herein called "Borrower")

COMERICA BANK-CALIFORNIA

(Herein called "Bank")
Original Note Information	Interest Rate	Amount	Note Date	Maturity Date	Obligor #	Note #
	B+0.500%	$1,250,000.00	03/13/02	09/11/02	0045218405	91

This Agreement is Effective as of: March 29, 2002

ORIGINAL OBLIGATION:

This Loan Revision Agreement refers to the loan evidenced by the above Note Dated March 13, 2002 in favor of Bank executed by Abaxis, Inc. in the amount of $1,250,000.00 payable in full on September 11, 2002. Said Note is secured by a Deed of Trust dated N/A (hereinafter referred to as the "Encumbrance"), recorded on N/A as Instruments No. N/A in the Office County Recorder of N/A County California.

CURRENT OBLIGATION:

The unpaid principle balance of said Note as of March 29, 2002 is $ 300,877.50 on which interest is paid to March 13,2002, with a maturity of September 11, 2002. As modified by previous N/A dated N/A.

REVISION:

The undersigned Borrower hereby requests Bank to revise the terms of said Note, and said Bank to accept payment thereof at the time, or times, in the following manner:

The interest rate is hereby amended from Bank's Base Rate +0.500% to Bank's Base Rate +0.000% per annum.

In consideration of Bank's acceptance of the revision of said Note, including the time for payment thereof, all as set forth above, the borrower does hereby acknowledge and admit to such indebtedness, and further does unconditionally agree to pay such indebtedness together with interest thereon within the time and in the manner as revised in accordance with the forgoing, together with any and al attorney's fees, cost of collection, and any other sums secured by the Encumbrance.

Any and all security for said Note including but not limited to the Encumberance, If any, may be enforced by Bank concurrently or independently of each other and in such order as Bank may determine; and with reference to any such security in addition to the Encumbrance Bank may, without consent of or notice to Borrower, exchange, substitute or release such security without affecting the liability of the Borrower, and Bank may release any one or more parties hereto or to the above obligation or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable theron.

This Agreement is a revision only, and not a novation; and except as herein provided, all of the terms and conditions of said Note, said Encumbrance and all related documents shall remain unchanged and in full force and effect.

When one or more Borrowers signs this Agreement, all agree:

      That where in this Agreement the word "Borrower" appears, it shall read "each Borrower";
      That breach of any covenant by any Borrower may at the Bank's option by treated as breach by all Borrowers;
      That the liability and obligations of each Borrower are joint and several.

Dated this 29th day of March, 2002. Abaxis, Inc.

The foregoing agreement is accepted this /s/ Alberto Santa Ines

29th day of March, 2002.

By: /s/ Florina Sy

Florina A. Sy, Corporate Banking Officer

Each of the undersigned agree and consent to the foregoing revisions to this Agreement and the Encumbrance, if any.